WIXL
               (The Winterthur International business acquired by XL)

               Combined Financial Statements
               (With Independent Auditors' Report Thereon)

               December 31, 2000

Private & confidential








INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Winterthur Swiss Insurance Company and Winterthur International Insurance Company Limited

We have audited the accompanying combined statement of assets and liabilities as of December 31, 2000 and the related combined statements of revenues and expenses, cash flows and changes in net assets for the year then ended of the Winterthur International businesses to be acquired by XL Insurance Ltd. ("XL"), referred to as Winterthur International XL business, ("WIXL"), and as set out in note 1 to the combined financial statements. These combined financial statements are the responsibility of the management of Winterthur Swiss Insurance Company and Winterthur International Insurance Company Limited. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the assets and liabilities of WIXL as of December 31, 2000 and WIXL's combined revenues and expenses and cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

KPMG Audit Plc
24 July 2001

WIXL
(The Winterthur International business acquired by XL)

Combined Statement of Assets and Liabilities
December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

-------------------------------------------------------------------------------------------------------------------

                                                                                                       2000
Assets
Cash and cash equivalents                                                                          $     105,819
Portfolio assets (Note 1)                                                                                565,360
Fixed interest securities, available for sale, at fair value (Note 3)                                    701,429
Equity securities, available for sale, at fair value (Note 3)                                            130,500
Short-term investments, at fair value (Note 3)                                                           188,913
Other investments (Note 3)                                                                                10,283
Accrued interest income                                                                                   20,203
Deferred acquisition expenses                                                                             24,909
Prepaid reinsurance premiums                                                                             345,671
Premiums and insurance balances receivable                                                               463,445
Reinsurance balances receivable and reinsurance deposits                                                 471,269
Unpaid losses and loss adjustment expenses recoverable (Note 4)                                        1,284,838
Fixed assets (Note 6)                                                                                     44,177
Other assets (including due from related parties of $109,405 (Note 14))                                  255,784
                                                                                                   ---------------
Total assets                                                                                           4,612,600
Less: Excluded business assets (Note 1)                                                                 (220,337)
                                                                                                   ---------------
Total assets to be acquired                                                                        $   4,392,263
                                                                                                   ---------------
Liabilities
Unpaid losses and loss adjustment expenses (Note 4)                                                $   2,380,568
Unearned premiums                                                                                        436,117
Provision for future dividends to policyholders                                                           21,799
Deposit liabilities                                                                                      154,764
Reinsurance balances payable                                                                             570,493
Funds held under reinsurance agreements                                                                   69,041
Other liabilities (including due to related parties of $305,707 (Note 14))                               389,337
                                                                                                   ---------------
Total liabilities                                                                                      4,022,119
                                                                                                   ---------------
Net assets                                                                                               370,144
                                                                                                   ===============

See accompanying notes to the combined financial statements

These combined financial statements were approved by the Board of Directors of Winterthur Swiss Insurance Company and Winterthur International Insurance Company Limited on 24 July, 2001.

_______________   Director, Winterthur Swiss Insurance Company Limited

_______________   Director, Winterthur International Insurance Company Limited

WIXL
(The Winterthur International business acquired by XL)

Combined Statement of Revenues and Expenses
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

-------------------------------------------------------------------------------------------------------------------

                                                                                                       2000
Revenues
Net premiums earned (Note 5)                                                                       $   533,627
Net investment income (Note 3)                                                                          69,986
Net realized gains on sale of investments                                                               11,017
Fees and other income                                                                                   12,185
                                                                                                   ---------------
     Total revenues                                                                                    626,815
                                                                                                   ---------------
Expenses
Losses and loss adjustment expenses incurred                                                         1,196,515
Unpaid losses and loss adjustment expenses recoverable                                                (742,832)
                                                                                                   ---------------
Net losses and loss adjustment expenses incurred (Note 4)                                              453,683
Dividends paid to policyholders                                                                          6,637
Acquisition costs                                                                                       82,470
Operating expenses                                                                                     102,591
Other expenses                                                                                          13,934
Exchange gains                                                                                         (30,583)
Amortization of intangible assets                                                                       37,861
                                                                                                   ---------------
     Total expenses                                                                                    666,593
                                                                                                   ---------------
Net loss before income tax expense                                                                     (39,778)
Income tax benefit (Note 9)                                                                              4,550
                                                                                                   ---------------
Net loss                                                                                               (35,228)
                                                                                                   ---------------
Other comprehensive loss, net of tax
Foreign currency translation adjustments                                                               (18,328)
Unrealized gains
     Unrealized holding losses arising during the year (net of tax of $1,927)        (4,497)
     Less:  reclassification of adjustment for realized gains included
     in net loss (net of tax of $3,305)                                               7,712
                                                                                   -----------
                                                                                                       (12,209)
                                                                                                   ---------------
Other comprehensive loss, net of tax                                                                   (30,537)
                                                                                                   ---------------
Comprehensive loss                                                                                 $   (65,765)
                                                                                                   ===============


See accompanying notes to the combined financial statements

WIXL
(The Winterthur International business acquired by XL)

Combined Statement of Changes in Net Assets
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

                                                                        2000
                                                                        ----

Opening net assets                                                  $   352,328
Additional share capital during the year                                 36,706
Additional contributed surplus during the year                           18,897

Other comprehensive loss:
    Net change in unrealized gains (losses) on investments,
      net of tax of $5,232                                              (12,209)
    Currency translations adjustments                                   (18,329)
                                                                    ------------
                                                                        (30,538)

Net loss for the year                                                   (35,228)
Less: net loss on WI portfolios                                          25,338
Add: net income on excluded business                                      2,639
                                                                    ------------
                                                                         (7,251)
                                                                    ------------
Closing net assets                                                  $   370,144
                                                                    ============


See accompanying notes to the combined financial statements

WIXL
(The Winterthur International business acquired by XL)

Combined Statement of Cash Flows
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

-------------------------------------------------------------------------------------------------------------------

                                                                                                       2000
                                                                                                       ----
Cash flows from operating activities
Net loss                                                                                           $   (35,228)
Less: net loss on WI portfolios                                                                         25,338
Add: net income on excluded business                                                                     2,639
                                                                                                   --------------
Adjusted net loss                                                                                       (7,251)
Adjustments to reconcile net loss to net cash provided by operating activities:
     Net realized gains on sales of investments                                                        (11,017)
     Realized gains on sale of fixed assets                                                                (37)
     Amortisation of premium/discount on fixed interest securities                                         948
     Depreciation of fixed assets                                                                        7,349
     Depreciation of real estate held for investment                                                       384
     Amortization and impairments of intangible assets                                                  37,861
     Change in Portfolio assets, net of assets for excluded business                                    (6,123)
     Change in Accrued investment income                                                                (5,120)
     Change in Deferred acquisition expenses                                                            (5,700)
     Change in Prepaid reinsurance premiums                                                           (153,173)
     Change in Premiums and insurance balances receivable                                               61,115
     Change in Reinsurance balances receivable and deposits                                           (255,921)
     Change in Unpaid losses and loss expenses recoverable                                            (172,445)
     Change in Other assets                                                                             62,181
     Change in Unpaid losses and loss expenses                                                         278,106
     Change in Unearned premiums                                                                       174,032
     Change in Deposit liabilities                                                                      75,799
     Change in Provisions for future dividends to policyholders                                         (1,746)
     Change in Reinsurance balances payable                                                             34,839
     Change in Funds held under reinsurance agreements                                                  24,685
     Change in Other liabilities                                                                      (136,632)
                                                                                                   --------------
     Cash provided by operating activities                                                               2,134
                                                                                                   --------------
Cash flows from investing activities
Proceeds on sale of fixed interest securities                                                          222,431
Proceeds on maturity of fixed interest securities                                                       45,854
Proceeds on sale of equity securities                                                                   53,186
Proceeds on sale of other investments                                                                1,022,652
Proceeds on sale of fixed assets                                                                           219
Purchases of fixed interest securities                                                                (271,419)
Purchases of equity securities                                                                         (50,185)
Purchases of other investments                                                                      (1,007,074)
Purchases of fixed assets                                                                              (10,113)
                                                                                                   --------------
Cash used by investing activities
                                                                                                         5,551
                                                                                                   --------------


                                      F-5

Cash flows used in financing activities
Proceeds received from issuance of share capital                                                        36,706
Contributed surplus                                                                                     18,897
                                                                                                   --------------
Cash provided by financing activities                                                                   55,603
                                                                                                   --------------
Increase in cash and cash equivalents                                                                   63,288
Cash and cash equivalents at beginning of year                                                          42,531
                                                                                                   --------------
Cash and cash equivalents at end of year                                                           $   105,819
                                                                                                   =============


See accompanying notes to the combined financial statements

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

1.       General

         On 15 February 2001, Winterthur Swiss Insurance Company ("Winterthur") entered into a Sale and Purchase Agreement ("the Agreement") with XL Insurance Ltd ("XL") to sell selected lines of its large multinational corporates insurance business, referred to as Winterthur International XL business, ("WIXL"). Winterthur is a wholly owned subsidiary of Credit Suisse Group, a company domiciled in Switzerland.

         Winterthur International is the large commercial account property and casualty insurance business of Winterthur. WIXL's business is written primarily in Europe and approximately 75% of its net assets are employed in Europe. The agreement provides for the sale of selected business of certain wholly owned Winterthur International subsidiaries of Winterthur ("WI companies") as well as certain portfolios of Winterthur International lines of business ("WI portfolios"). Principal WI companies and WI portfolios included in the agreement are listed in
         Note 10.

         On 24 July 2001, WIXL entered into a reinsurance agreement with Winterthur to protect WIXL from adverse run-off development after December 31, 2000 of the deferred acquisition expenses, unpaid losses and loss adjustment expenses recoverable, unpaid losses and loss adjustment expenses, unearned premiums balances and reinsurance recoveries (collectively the "Net Reserves") as at December 31, 2000. The premium for this reinsurance agreement is US$ 100. The agreement reinsures WIXL against a run-off loss in excess of US$ 30,000 up to a limit of US$ 1,300,000. In addition Winterthur receives the benefit of any run-off profit in excess of US$ 30,000.

         This reinsurance agreement has the effect of stabilizing the Net Reserves of WIXL without affecting the economics of the Sale and Purchase Agreement.

         The Agreement to sell WIXL was entered into subsequent to the date of the combined financial statements presented and will not be complete until all regulatory approvals have been obtained.

         Basis of preparation

         These combined financial statements represent the combined statement of assets and liabilities and the related combined statement of revenues and expenses, cash flows and changes in net assets of WIXL. They do not purport to reflect the results of operations which would have been achieved if WIXL had operated as an unaffiliated group. In accordance with the Agreement, the net assets transferred for the WI portfolios comprise portfolio assets, deferred acquisition expenses, unpaid losses and loss expenses recoverable, unearned premium reserve, and unpaid losses and loss adjustment expenses. Assets equal to the amount of the net technical liabilities transferred for the WI portfolios have been recorded in the combined statement of assets and liabilities as portfolio assets. The net income of the WI portfolios included in these combined financial statements consists of the underwriting result plus an allocation of investment income and income tax expense. Retained earnings in the combined statement of changes in net assets have been adjusted to remove the net result of the WI portfolios.

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

1.       General (Continued)

         These combined financial statements do not constitute the financial statements of a subsidiary or division of Winterthur but are an aggregation of the assets and liabilities and revenues and expenses of WIXL as defined in the Agreement. Certain income and expenses which were not directly identifiable have been allocated between Winterthur and WIXL. Management believes that these allocations are reasonable. However these allocated income and expenses are not necessarily indicative of income and expenses which would have been received or incurred had WIXL been operating as a separate group. Income tax expense was calculated as if WIXL filed separate income tax returns with the exception of portfolios and excluded business for which the local statutory rate was applied to the profit or loss before income tax expense. As WIXL will become part of XL, its tax position will be managed on a consolidated basis with XL and its effective tax rate in the future could vary from its historical effective tax rate. There is no assurance that these results would be achieved if WIXL was a separate business.

         In accordance with the Agreement certain lines of business and transactions are excluded and have not been recorded in the combined statements of revenue and expenses. In order to reflect the net assets of the WI companies acquired, the impact of excluding these lines of business has been recorded in the combined statement of changes in net assets. Within assets, the individual captions include amounts relating to excluded businesses which are then deducted in total from the footings, as shown on the face of the combined statement of assets and liabilities. Within liabilities, the amounts attributed to excluded businesses are generally excluded from the amounts shown under the individual captions.

         For the year covered by the combined financial statements, WIXL's operations were operated and accounted for as part of Winterthur. These combined financial statements have been carved out from Winterthur's accounting records. All WIXL intercompany transactions and balances have been eliminated. All balances with Winterthur entities have been included in amounts due to and due from related parties.

         Accordingly the financial information included herein may not necessarily reflect the revenues, expenses, cash flows and changes in net assets of WIXL in the future or what they would have been had it been a separate, stand alone entity during the period presented.

         In preparing the combined financial statements management has made estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates affect particularly gross loss reserves and the related reinsurance recoveries.

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

2.   Summary of significant accounting policies

     (a)  Premiums and acquisition costs

     Premiums written are recorded in accordance with the terms of the underlying policies. Premiums are earned primarily on a pro-rata basis over the period the coverage is provided. Unearned premiums represent the portion of premiums written which is applicable to the unexpired terms of policies in force.

     Acquisition costs, which vary with and are primarily related to the acquisition of policies, mainly commissions, underwriting expenses, premium taxes and policy issuance costs are deferred and amortized over the period the premiums are earned. Future investment income is taken into account in measuring the recoverability of this asset.

     (b) Reinsurance

     Reinsurance premiums ceded, and the commissions recorded thereon, are expensed on a pro-rata basis over the period the reinsurance coverage is provided. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. Provision is made for estimated irrecoverable reinsurance.

     (c) Investments

     Investments are considered available for sale and carried at their fair value. The fair value of investments is based upon quoted market values where available. Unrealized gains and losses including foreign exchange gains and losses are included in other comprehensive income, net of tax. Realized gains and losses on securities are determined using the specific identification method. Any unrealized depreciation in value considered by management to be other than temporary is charged to revenue in the period in which it is determined.

     Investment income is recognized when earned. Net investment income includes interest, dividends, realized gains and losses, amortization of premium and discount relating to debt securities and write-offs due to other than temporary impairments.

     Included in the net income for the WI portfolios is an allocation of investment income based on the investment pools managed by Winterthur. Investment income is allocated using an expected rate of interest on each investment portfolio.

     Any financial futures or forward currency contracts are carried at fair value, with the corresponding realized or unrealized gain or loss included in income, except in the instance of forward foreign currency contracts that are used to hedge currency risks on specific investments. Gains and losses from these contacts are deferred and included in equity until the corresponding asset is sold.

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

2.   Summary of significant accounting policies (Continued)

     (d)  Short term investments

     Short term investments, primarily time deposits, are carried at the nominal value, net of any provisions for impairment.

     (e)  Other investments

     Other investments consist primarily of real estate held for investment and other investments not classified elsewhere. Real estate held for investment including capital improvements, is carried at cost less accumulated depreciation over its estimated useful life. No depreciation is charged on land. Valuation adjustments are recorded for any other than temporary impairment of investments. Depreciation and write downs are included in net investment income. Other investments are carried at cost or market values depending upon the nature of the underlying asset.

     (f)  Cash and cash equivalents

     Cash equivalents include fixed interest deposits placed with a maturity of under ninety days when purchased.

     (g)  Foreign currency translation

     Assets and liabilities of foreign operations whose functional currency is other than US dollars are translated at year end exchange rates. Revenues and expenses of such foreign operations are translated at the average exchange rate applicable to the year. The effect of the translation adjustments for foreign operations is recorded, net of applicable deferred income taxes, as a separate component of other comprehensive loss in the statement of changes in net assets.

     (h)  Unpaid losses and loss adjustment expenses

     Unpaid losses and loss adjustment expenses are recorded as incurred. Unpaid losses and loss adjustment expenses comprise estimates of the unpaid portion of the reported losses and estimates of the amount of losses incurred but not reported. Management relies on past loss experience adjusted for factors that would modify past loss experience and accepted actuarial techniques to estimate the reserves for losses incurred but not reported. The methodology of estimating loss reserves is periodically reviewed to ensure that the assumptions made continue to be appropriate and any adjustments resulting therefrom are reflected in income of the year in which the adjustments are made.

     Certain claims reserves for which the payment pattern and ultimate cost are fixed and reliably determinable on an individual claim basis are discounted using interest rates ranging from 3% to 3.25%.

     Management believes that the reserve for unpaid losses and loss adjustment expenses are sufficient to pay any losses that fall within the coverages assumed by WIXL. However, there can be no assurances

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

2.   Summary of significant accounting policies (Continued)

     that losses will not exceed WIXL's total reserves and it is at least reasonably possible that management will revise this estimate significantly in the near term. Any subsequent differences arising are recorded in the period in which they are determined. Such differences may be material to the results of operations and could occur in a future period.

     (i)  Income taxes

     Income tax expense represents the aggregation of the WI portfolios and the individual WI companies' amounts. Income tax expense for the WI portfolios has been calculated based on the net income of the portfolio business using the statutory tax rate in each country.

     The deferred tax assets and liabilities represent the aggregation of the deferred tax assets and liabilities of the WI companies. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. This amount together with income taxes payable or receivable in the current year represents the total income tax expense and is recognized subject to management's judgement that realization is more likely than not.

     Deferred tax assets and liabilities are calculated based on the expected rate of taxation. Deferred income tax expense represents the net change in the deferred tax asset or liability balance during the year and is charged to tax expense.

     In various countries, certain WIXL entities are members of tax groups within Credit Suisse Group companies.

     (j)  Fixed assets

     Real estate held for own use, including capital improvements, is carried at cost less accumulated depreciation. Depreciation is provided over the estimated useful life of the properties. No depreciation is charged on land except where valuation adjustments are recorded for impairment.

     Fixed assets such as furniture and fixtures, computers and computer software, and capital improvements to rented premises, are depreciated using the straight line method over their estimated useful life, generally 3 to 5 years.

     (k)  Pension plans

     WI companies' pension plans include both defined benefit and defined contribution plans. There are no separate pension plans for the WI portfolios. Employees employed by WI portfolio companies participate in the various pension plans of that company. Pension expense for defined benefit plans is recorded in personnel expenses and is based on actuarial valuation methods and projected plan liabilities for accrued service.

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

2.   Summary of significant accounting policies (Continued)

     (l)  Intangible assets

     Intangible assets represent goodwill, which is amortized on a straight-line basis over five years. Management evaluates the recoverability of its intangible assets whenever changes in circumstances warrant. If it is determined that an impairment exists, the excess of the unamortized balance over the fair value of the intangible asset will be charged to earnings at that time. Amortization for the year ended December 31, 2000 was $37,861 of which $28,496 relates to an impairment of goodwill following a review of the ongoing profitability of certain sites in light of the 2000 results. The net book value of intangible assets at December 31, 2000 was $Nil.

     (m)  Deposit liabilities

     Short duration contracts which are deemed not to transfer significant underwriting and/or timing risk are accounted for as deposits, whereby liabilities are recorded and are matched by an equivalent amount of cash and investments. Management will periodically re-assess the amount of deposit liabilities. Changes are recorded in the period in which they are determined as either interest income where the contract does not transfer risk, or net losses and loss expenses incurred where the contract does not transfer significant timing risk.

3.   Investments

     (a) The cost (amortised cost for fixed interest securities), market value and related unrealized gains (losses) of investments are as follows:

        At December 31, 2000                         Cost of          Gross           Gross
                                                    Amortised       Unrealised      Unrealised        Market
                                                       Cost           Gains            Loss           Value
                                                       ----           -----            ----           -----
        Fixed interest securities
             US Government                          $   102,366     $     3,160     $       326     $   105,200
             Swiss Government                             9,121             241              --           9,362
             Other Foreign Government                   340,005           6,808           8,109         338,704
             Mortgage-backed securities                  19,568              --              --          19,568
             Corporate                                  227,718           1,515           6,896         222,337
             Other                                        4,389           1,869              --           6,258
                                                    -----------     -----------     -----------     -----------
             Total fixed interest securities        $   703,167     $    13,593     $    15,331     $   701,429
                                                    -----------     -----------     -----------     -----------
        Short-term investments                      $   188,913     $        --     $        --     $   188,913
                                                    -----------     -----------     -----------     -----------
        Equity securities                           $   116,806     $    14,417     $       723     $   130,500
                                                    -----------     -----------     -----------     -----------


WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

3.   Investments (Continued)

     (b) The contractual maturities of fixed interest securities are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                Amortised            Fair
                                                  Cost              Value
                                                  ----              -----

        Due less than one year                $      54,794      $      56,450
        Due after 1 through 5 years                 231,278            232,918
        Due after 5 through 10 years                322,018            313,626
        Due after 10 years                           75,509             78,867
        Mortgaged-backed securities                  19,568             19,568
                                              -------------      -------------
                                              $     703,167      $     701,429
                                              =============      =============

     (c) During the year ended December 31, 2000, proceeds from the sales and maturities of fixed interest securities and sale of equity securities and sales of other investments were $268,285, $53,186 and $1,022,652 respectively, resulting in net realized gains (losses) of $(725), $11,309 and $433 respectively. During the year ended December 31, 2000, purchases of fixed interest securities, equity securities and other investments were $271,419, $50,185 and $1,007,074 respectively.

     (d) Other investments primarily consist of real estate held for investment. Cost and accumulated depreciation of real estate held for investment as of December 31, 2000 are $10,169 and $389 respectively. Depreciation for the year ended December 31, 2000 was $384 and has been included in net investment income.

     (e) Net investment income for the year ended December 31, 2000 is comprised of the following:

        Interest income                                         $      50,345
        Investment income                                              17,865
        Allocation of interest income on portfolios and
          excluded business                                            20,847
        Less:    Interest paid                                        (13,713)
                 Investment expenses                                   (5,358)
                                                                --------------
        Net investment income                                   $      69,986
                                                                ==============

     (f) A deferred tax asset and liability of $2,764 and $4,821 respectively as of December 31, 2000 have been provided against unrealized losses and gains on securities held as available for sale, which has been presented net as a component of accumulated other comprehensive income.

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

3.   Investments (Continued)

     (g) Investments in the amount of $15,148 were deposited by WIXL under requirements of regulatory authorities as of December 31, 2000.

4.   Unpaid losses and loss adjustment expenses

     The following table represents an analysis of unpaid losses and loss adjustment expenses and a reconciliation of the beginning and ending unpaid losses and loss adjustment expenses for 2000:

                                                                                                   2000

     Gross unpaid losses and loss adjustment expenses at beginning of year                     $   2,102,462
     Less:  Unpaid losses and loss adjustment expenses recoverable                                 1,112,392
                                                                                               -------------
     Net unpaid losses and loss adjustment expenses at beginning of year                             990,070
     Increase in net losses and loss adjustment expenses incurred in                           -------------
     respect of losses occurring in:
          Current year                                                                               441,689
          Prior years                                                                                 11,994
                                                                                               -------------
          Total net incurred loss and loss adjustment expenses                                       453,683
                                                                                               -------------
     Foreign exchange rate effects                                                                   (10,001)
     Net losses and loss adjustment expenses paid in respect of losses occurring in:
          Current year                                                                               (88,253)
          Prior years                                                                               (249,769)
                                                                                               -------------
          Total net paid losses                                                                     (338,021)
                                                                                               -------------
     Net unpaid losses and loss adjustment expenses at end of year                                 1,095,730
     Add: Unpaid losses and loss adjustment expenses recoverable                                   1,284,838
                                                                                               -------------
     Gross unpaid losses and loss adjustment expenses at end of year                           $   2,380,568
                                                                                               =============

     The unfavorable loss development on prior years is due primarily to the adverse development on winter storms in Europe during December 1999.

     The establishment of the provision for unpaid losses and loss adjustment expenses is based on known facts and interpretation of circumstances and is therefore a complex and dynamic process influenced by a large variety of factors. These factors include WIXL's experience with similar cases and historical trends involving claim payment patterns, pending levels of unpaid claims, claim severity and frequency patterns.

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

4.   Unpaid losses and loss adjustment expenses (Continued)

     Other factors include the continually evolving and changing regulatory and legal environment, actuarial studies, professional experience and expertise of WIXL's management, the quality of the data used for projection purposes, existing claims management and settlement of the claims, the effect of inflationary trends, court decisions and economic conditions on future claims settlement costs,. Consequently, the establishment of the provision for unpaid losses and loss adjustment expenses relies on the judgement and opinion of a large number of individuals, on historical precedent and trends, on prevailing legal, economic, social and regulatory trends and on expectations as to future developments. The process of determining the provision necessarily involves risks that the actual results will deviate, perhaps substantially, from the best estimate made.

     Certain claims reserves for which the payment pattern and ultimate cost are fixed and reliably determinable on an individual claim basis are discounted using interest rates from 3% to 3.25%. The effect of discounting is $29,049 for the year ended December 31, 2000. Accordingly, if claims reserves had been provided for at undiscounted levels, WIXL's unpaid losses and loss adjustment expenses would have been $2,347,617 as at December 31, 2000 and net losses and loss adjustment expenses incurred would have been $482,732 for the year then ended.

5.   Reinsurance

     WIXL cede some of their insurance risk to third parties in order to provide additional capacity for underwriting large commercial risks, effect business sharing arrangements, protect against catastrophic events and limit the potential for losses arising from large risks. The reinsurance contracts do not relieve WIXL from its obligation to policyholders and a credit exposure exists to the extent that any reinsurer is unable to honour its obligations. WIXL evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to reinsurers to minimize its exposure to significant losses from reinsurers' insolvencies. Generally, WIXL places approximately 75% of its reinsurance business with companies rated either AAA or AA by Standard & Poor's and approximately 25% of its reinsurance business through fronting agreements with captive insurance companies owned by large multinational clients of WIXL. In addition, WIXL generally hold collateral in the form of cash, securities and letter of credit as security under the reinsurance agreements. Approximately, 19%, 16% and 13% of WIXL's reinsurance business is ceded to each of the three reinsurers.

     WIXL has a global catastrophic reinsurance protection program providing coverage for property, liability, and multi-line losses arising from any one incident in excess of CHF 30,000 (US $18,000). Prior to April 2000, the maximum retention was CHF 10,000 (US $6,000) for liability and CHF 15,000 (US $9,000) for property. Also, prior to April 2000, WIXL's property reinsurance program consisted almost exclusively of proportional reinsurance treaties including surplus treaties. The change from the property surplus treaty to a non-proportional treaty as at April 2000 has the effect of increasing retained premium for the property line of business and the jurisdiction of the coverage. The reinsurance program has also changed from a risk attaching policy to claims made.

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

5.   Reinsurance (Continued)

     In general WIXL does not accept assumed reinsurance similar to the business underwritten by professional reinsurers. Reinsurance is assumed by WIXL from other companies only to effect the business of insuring large corporate clients on a customer by customer basis.

     WIXL has suffered a few large losses in recent years from medical products including implants, pharmaceuticals or other medical products. WIXL actively monitors its exposure to such risks and uses various risk limitation techniques to control such risks within the overall portfolio. Such controls include reinsurance to captive insurance companies, reinsurance pools, facultative reinsurance, and treaty reinsurance. In addition strict control over coverage, exclusions, and policy wordings is maintained. The exposure to WIXL never exceeds the standard net retention under the longstanding treaty reinsurance protections.

     The effect of reinsurance and retrocessional activity on premiums written and earned is shown below:

                                   Premiums              Premiums
                                    Written               Earned
                                    -------               ------

     Direct                       $   1,090,910        $     922,321
     Assumed                            116,191              106,366
     Ceded                             (714,057)            (495,060)
                                  -------------        -------------
     Net                          $     493,044        $     533,627
                                  =============        =============

     Subsequent to the date of the combined statement of assets and liabilities, WIXL has entered into a reinsurance agreement with Winterthur to protect WIXL from adverse run-off development after December 31, 2000 of the deferred acquisition expenses, unpaid losses and loss adjustment expenses recoverable, unpaid losses and loss adjustment expenses, unearned premiums and reinsurance recovery balances as at December 31, 2000. The premium for this reinsurance agreement is US$ 100. The agreement reinsures WIXL against a run-off loss in excess of US$ 30,000 up to a limit of US$ 1,300,000. In addition Winterthur receives the benefit of any run-off profit in excess of US$ 30,000.

     In addition, for the financial years 1998, 1999, and 2000, WI Reinsurance Switzerland had a stop-loss reinsurance protection for the calendar year combined ratio.

     The disclosures above exclude the impact of certain pooling arrangements which applied to business written in the US in 2000 and prior years. Under these arrangements, business written by the US operations was pooled with other Winterthur US business and then 100% retroceded to the WIXL US companies. However, for the purpose of these combined financial statements the pooling and retrocession arrangements have been ignored in order to report on the Winterthur International US business written (i.e. pre pooling). Key data for the retrocessions under these pooling arrangements are as follows:

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

5.   Reinsurance (Continued)

     Net premiums earned                             $  72,016
                                                     ==========
     Net loss reserves                               $ 122,178
                                                     ==========

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

6.   Fixed assets

     At December 31, 2000, fixed assets comprised the following:

     Land and buildings                                      $      32,102
     Furniture and fixtures                                          5,480
     Computer software                                              20,277
                                                             -------------
     Total cost before depreciation                                 57,859
     Less accumulated depreciation                                 (13,682)
                                                             -------------
                                                             $      44,177
                                                             =============

     Depreciation expense for the year ended December 31, 2000 was $7,349. Proceeds received on the sale of fixed assets during the year were $219 resulting in a realized gain on sale of fixed assets of $37.

7.   Commitments and contingencies

     (a) Concentration of credit risk

     At December 31, 2000, excluding fixed interest securities issued by governments and reinsurance business (see Note 5), WIXL is not exposed to any other significant concentrations of credit risk.

     (b) Lease commitments

     Winterthur leases the majority of the properties occupied by WIXL from Credit Suisse Group. These commitments will be covered by a service level agreement which forms part of the Agreement.

     In addition, WIXL leases certain property, furniture and fixtures from third parties. The following is a schedule of future minimum annual rental payments related to the third party non-cancelable leases as of December 31, 2000:

                Year ending December 31, 2001                   $       2,109
                Year ending December 31, 2002                           1,999
                Year ending December 31, 2003                           1,972
                Year ending December 31, 2004                           1,738
                Year ending December 31, 2005                           1,687
                Years ending after December 31, 2005                    3,468
                                                                -------------
                Total minimum future rentals                    $      12,973
                                                                =============


     The rental expense for the year ended December 31, 2000 was $2,080.

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

7.   Commitments and contingencies (Continued)

     (c)  Regulatory approval

     The Agreement to sell WIXL to XL will not be complete until all regulatory approvals in the respective countries have been obtained.

8.   Statutory requirements

     WI companies prepare individual financial statements based on local laws and regulations. These laws establish restrictions on the minimum level of capital and surplus that the companies must maintain and the amount of dividends that may be paid.

     (a)  Capital requirements

     In accordance with European Union directives, insurance enterprises organized in European Union member countries are required to maintain minimum solvency margins. The required minimum solvency margin for insurers is the greater of two calculations, one based on premiums and one based on claims. The calculation based on premiums is between 16% and 18% of gross premiums written for the year, the calculation based on claims is based on between 23% and 26% of a three-year average of gross claims incurred. Both calculations are reduced by the percentage of claims recoverable from reinsurers up to a maximum reduction of 50%.

     Switzerland has minimum solvency margin requirements which are similar to the European Union Directives.

     WI companies in the U.S. are also subject to capital adequacy and solvency margin regulations which are based on factors for asset risk, creditor risk, underwriting risk and off-balance sheet risk.

     As of December 31, 2000, all WI companies were in compliance with all applicable capital adequacy requirements in all jurisdictions

     (b) Dividend restrictions

     Certain WI companies are subject to regulatory restrictions in the amount of dividends which can be paid without prior approval by the appropriate regulatory authority. Such restrictions provide that a company may only pay dividends up to an amount in excess of certain regulatory capital levels or based on the levels of undistributed earned surplus or current year income.

     For the year ended December 31, 2000, no dividends were paid.

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

9.   Taxation

     The WI companies in the U.S. are subject to federal, state and local corporate income taxes and other taxes applicable to U.S. corporations. The provision for federal income taxes has been determined on the basis of the income of each WI company in the U.S. as if a tax return had been prepared on an individual company basis.

     The WI company in Bermuda is not currently required to pay any taxes in Bermuda on either income or capital gains. The WI company in Bermuda has received an undertaking from the Minister of Finance in Bermuda that in the event of any such taxes being imposed, the WI company in Bermuda will be exempted for taxation until the year 2016.

     The WI companies in the U.K. are subject to U.K. corporation tax. The branches of the WI companies in the U.K. are also subject to the relevant local taxes in their respective jurisdictions.

     All other WI companies and WI portfolios are subject to relevant local taxes in their respective jurisdictions.

     The income tax expense (benefit) and deferred tax assets and liabilities in WIXL's combined financial statements represent the aggregation of income tax expense (benefit) and deferred tax assets and liabilities of the WI companies and WI portfolios. Income tax expense (benefit) has been allocated to the WI portfolios based on the net income of the portfolio business using the statutory tax rate in that jurisdiction.

     The income tax benefit for the year ended December 31, 2000 is comprised of amounts from the various taxable jurisdictions in which WIXL operates and consists of:

     Current expense (benefit):
          US                                                      $       6,892
          Foreign (Germany)                                              12,326
          Foreign (United Kingdom)                                       (9,259)
          Foreign (Switzerland)                                           2,462
          Other Non U.S.                                                  4,847
                                                                  -------------
          Total current expense                                          17,268
                                                                  -------------

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

9.   Taxation (Continued)

        Deferred benefit:
             US                                                        (8,265)
             Foreign (Germany)                                              -
             Foreign (United Kingdom)                                  (7,090)
             Foreign (Switzerland)                                     (5,712)
             Other Non U.S.                                              (751)
                                                                --------------
             Total deferred benefit                                   (21,818)
                                                                --------------
        Total tax benefit                                       $      (4,550)
                                                                ==============

     A reconciliation setting forth the differences by applying the U.S. federal income tax rate of 35% to net loss before income tax expense is as follows:

                                                                          2000
                                                                          ----

        Computed expected tax benefit                            $     (13,922)
        Tax exempt foreign income                                       (2,694)
        Income subject to tax at foreign rates and other
          permanent differences                                         11,715
        Change in valuation allowance                                      351
                                                                 -------------
        Actual income tax benefit                                $      (4,550)
                                                                 =============

     The actual income tax benefit differs from the expected tax benefit primarily due to income subject to tax at foreign rates. This difference is the result of the aggregation of net income, net losses and the related income tax expenses and benefits for the various WI companies and WI portfolios and due to WIXL not being a group for taxation purposes, such that no group taxation relief benefits can be achieved.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax provision are as follows:

     Deferred tax asset:
          Discount on losses and loss adjustment expenses        $       6,844
          Unearned premium reserve                                       1,260
          Unrealized losses on available for sale securities             2,764
          Other                                                          2,820
                                                                 -------------
          Gross deferred tax asset                                      13,688
          Less valuation allowance                                        (351)
                                                                 -------------
          Deferred tax asset                                            13,337
                                                                 =============

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

9.   Taxation (Continued)

     Deferred tax liability:
          Unrealized gain on available for sale securities       $       4,821
          Other                                                            797
                                                                 -------------
          Deferred tax liability                                 $       5,618
                                                                 =============

     At December 31, 2000, management established a valuation allowance of $351 since it is management's belief that it is not likely certain operating losses will be utilized in the foreseeable future. As of December 31, 2000, $1,800 of the remaining deferred tax asset, relating to operating losses, is available for an unlimited period and the remaining amount is available for a period of 7 years.


10.  Share capital and contributed surplus

     (a)  Share capital

     The authorized, issued and fully paid up share capital of the WI companies are as follows:

     Name of WI company                   Country of incorporation                    Paid up share capital

     WI Insurance Switzerland             Switzerland
     Authorized, issued and fully paid 6,000,000 common shares of par value CHF 10         $    36,706
     each

     WI Reinsurance Switzerland           Switzerland
     Authorized, issued and fully paid 8,000 common shares of par value CHF 5,000               22,205
     each

     WI of Bermuda Ltd.                   Bermuda
     Authorized, issued and fully paid 2,370,000 common shares of par value US$ 1                2,370
     each

     WI Services Ltd                      Bermuda
     Authorized, issued and fully paid 12,000 common shares of par value CHF 1 each                  7

     Winterthur Administracao e           Brazil
     Participacoes Ltd
     Authorized 19,366,100, issued and fully paid 19,300,100 shares of par value                10,049
     BRZ 1 each

     WI America Insurance Company         United States
     Authorized, issued and fully paid 80,000 common shares of par value US$ 62.50               5,000
     each



                                      F-22

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

10.  Share capital and contributed surplus (Continued)

     WI America Underwriters Insurance    United States
     Company
     Authorized, issued and fully paid 820,000 common shares of par value US$ 5 each             4,100

     WI Services of America Inc.          United States
     Authorized, issued and fully paid 10,000 common shares of par value US$ 10 each               100

     WI Insurance Company Limited         United Kingdom
     Authorized 150,000,000, issued and fully paid 120,000,000 common shares of par            192,384
     value(pound)1 each
                                                                                           -----------
                                                                                           $   275,921
                                                                                           ===========

     During the year ended December 31, 2000, Winterthur incorporated WI Insurance Switzerland and paid in all of its initial share capital of $36,706.

     (b)  Contributed surplus

     Contributed surplus represents the aggregation of capital contributed to each WI company. These amounts do not reflect a premium over the par value of issued share capital. These amounts have been contributed to the various WI companies by Winterthur and accordingly do not eliminate on consolidation of WIXL. During the year ended December 31, 2000, Winterthur contributed additional surplus to WI Reinsurance Switzerland, WI UK and WI America Insurance Company of $666, $13,231 and $5,000 respectively.

     (c)  Preference shares

     WI of Bermuda Ltd., in addition to the authorized and issued share capital above, has issued 50,000 non-voting Class A, 20,000 non-voting Class B and 500 non-voting Class C redeemable preference shares of par value US$ 100 each for total proceeds of $5,431. WI of Bermuda Ltd does not control the redemption of these preference shares, and accordingly, these have been classified as a liability as funds held under reinsurance agreements and not included in WIXL's equity.

     (d)  Portfolios

     The following portfolios of Winterthur International lines of business have been included, to the extent permitted within the Agreement, within the combined financial statements.

     Lines of business                                     Location

     All lines of business                                 China

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

10.  Share capital and contributed surplus (Continued)

     Lines of business                                     Location

                                                           Czech Republic
                                                           Germany
                                                           Hungary
                                                           Japan
                                                           Portugal
                                                           Poland
                                                           Spain
                                                           Canada
     Accident & health only                                Belgium
                                                           USA

11.  Retirement plans

     Employees of WIXL participate in either defined benefit or defined contribution retirement plans, which vary by country. Of the material geographical locations within WIXL, the UK is the only country with a pension scheme exclusively for the benefit of staff employed by WIXL.

     In the UK, employee retirement benefits are provided by a defined contribution plan. Winterthur pays contributions at the rate of 5% to 30% and no compulsory employee contributions are required. Benefits are provided from contributions plus accumulated investment returns. Consequently, there is no liability to WIXL in respect of these arrangements other than the payment of the defined contributions when due.

     The remaining principal retirement benefit arrangements, relate to Winterthur schemes in Switzerland, the U.S. and Germany which are for the benefit of companies which were not included within the combined financial statements. In accordance with the Agreement a future transfer of assets and liabilities from the Winterthur funded plan to a XL plan will be based on actuarial assumptions agreed between Winterthur and XL. Details of the underlying Winterthur schemes are provided below for information.

     In Switzerland, retirement benefits from the age of 65 are provided through a funded plan and are based on salary and past service, with early retirement possible from the age of 60.

     In Germany, there are unfunded retirement benefit provided for employees. Retirement benefits based on salary and service are payable from age 65 with unreduced early retirement benefits payable for employees with at least 25 years of service. To recognize the unfunded status of the scheme an amount of $5,600 is recorded in the combined statement of assets and liabilities as an estimate of the projected benefit obligation less the fair value of the assets relating to the retirement plan in Germany. This estimate is based on the number of employees expected to transfer according to the terms of the Agreement.

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

10.  Share capital and contributed surplus (Continued)

     In the US, there is both a funded qualified plan and an unfunded non-qualified plan providing benefits from age 65 based on salary and service, with reduced early retirement benefits available from age 55.

     For all other immaterial countries which have defined benefit plans, the transfer payments for the employees expected to transfer their pensions to XL will be based on assumptions agreed with Winterthur.

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

12.  Financial instruments and fair values

     The following methods and assumptions were used in estimating fair value disclosures for financial instruments:

     Investments: Fair values for investments are based on quoted market prices, where available, other than real estate held for investment which is carried at depreciated cost. The fair value of real estate held for investment is $10,661.

     Cash and cash equivalents: The carrying amounts reported in the combined statement of assets and liabilities for these instruments approximate their fair values.

     Derivative contract: During the year, Winterthur International Insurance Company Limited, a company within WIXL entered into a contract to hedge currency exposure. On crystallization of the contract if the counterparty were to fail, the company's risk would be the difference between the price contracted and the market price on the day of the counterparty's failure. As at 31 December 2000 this amount is $3,476.

     Other assets and liabilities: The fair value of accrued interest income, premiums receivable, reinsurance balances receivable, reinsurance balances payable and accounts payable approximates their carrying value due to their relative short term nature.

     The estimates of fair values presented herein are subjective in nature and are not necessarily indicative of the amounts that would actually realize in a current market exchange. However, any differences would not be expected to be material. Certain instruments such as fixed assets, deferred acquisition expenses, deferred taxes, losses and loss adjustment expenses and unearned premiums are excluded from fair value disclosure. Thus the total fair value amounts cannot be aggregated to determine the underlying economic value of WIXL.

13.  Subsequent events

     The Agreement to sell WIXL was entered into subsequent to the date of the combined financial statements presented and for the major businesses was completed on July 18, 2001. For certain other businesses completion will not occur until all regulatory approvals have been obtained.

14.  Related party transactions

     (a) Transactions with related parties

     In the normal course of business WIXL enters into various transactions with Winterthur on an arm's length basis, including various insurance and reinsurance contracts, investment administration services, other cost sharing arrangements and share capital and contributed surplus subscriptions.

WIXL
(The Winterthur International business acquired by XL)

Notes to Combined Financial Statements
Year Ended December 31, 2000
(Expressed in Thousands of United States Dollars, except per share amounts)

--------------------------------------------------------------------------------

14.  Related party transactions (Continued)

     The following are WIXL's material related party transactions for the year:

        Net premiums earned                                        $    14,691
        Acquisition expenses                                              (868)
        Net losses and loss adjustment expenses incurred               (53,396)

         (b)      Amounts due (to)/from related parties

     At December 31, 2000, the amounts due (to)/from related parties is as follows:

        Deposits with Winterthur                                   $    36,706
        Insurance balances receivable                                   35,531
        Other assets, due from Winterthur                              109,405
        Unpaid losses and loss adjustment expenses, net                (45,038)
        Insurance balances payable                                     (37,278)
        Other liabilities, due to Winterthur                          (305,707)


     The amounts above arise out of WIXL's normal insurance operations as described in Note 1 and are settled on the same basis as those with unrelated parties.

     In addition WIXL has entered into the reinsurance agreement referred to in
     Note 5.